Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-292881 and 333-292881-01

PRICING SUPPLEMENT No. 258 dated October 2, 2026

(To Product Supplement No. 1 dated February 13, 2026,

Market Measure Supplement No. 1 dated February 13, 2026,

Prospectus Supplement dated February 13, 2026

and Prospectus dated February 13, 2026)

Wells Fargo Finance LLC Medium-Term Notes, Series B Fully and Unconditionally Guaranteed by Wells Fargo & Company Equity Index and ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

■ Linked to the lowest performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF (each referred to as an “Underlier”)

■ Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing value of the lowest performing Underlier on the relevant call date. The lowest performing Underlier on any call date is the Underlier that has the lowest closing value on that call date as a percentage of its starting value

■ Automatic Call. If the closing value of the lowest performing Underlier on any call date is greater than or equal to its call threshold value, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call threshold value for each Underlier is 85% of its starting value. The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of approximately 12.00% per annum.

Call Date

Call Premium

October 7, 2027

12.00% of the face amount

October 9, 2028

24.00% of the face amount

October 8, 2029

36.00% of the face amount

October 2, 2030 (the “final calculation day”)

48.00% of the face amount

■ Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount depending on the ending value of the lowest performing Underlier on the final calculation day as follows:

■ If the ending value of the lowest performing Underlier on the final calculation day is less than its call threshold value, but greater than or equal to its downside threshold value, you will receive the face amount of your securities

■ If the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will have full downside exposure to the decrease in the value of the lowest performing Underlier on the final calculation day from its starting value, and you will lose more than 30%, and possibly all, of the face amount of your securities. The downside threshold value for each Underlier is 70% of its starting value

■ Investors may lose a significant portion or all of the face amount

■ Your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each call date. You will not benefit in any way from the performance of the better performing Underlier. Therefore, you will be adversely affected if either Underlier performs poorly, even if the other Underlier performs favorably

■ Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Underlier on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of either Underlier beyond the applicable fixed call premium

■ All payments on the securities are subject to credit risk, and you will have no ability to pursue the shares of the Fund or any securities included in or held by either Underlier for payment; if Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment

■ No periodic interest payments or dividends

■ No exchange listing; designed to be held to maturity or automatic call

The current estimated value of the securities is $962.79 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Wells Fargo Finance LLC
Per Security	$1,000.00	$20.00	$980.00
Total	$1,585,000.00	$31,700.00	$1,553,300.00

(1) Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2) In respect of certain securities sold in this offering, the agent may pay a structuring fee of up to $6.50 per security to selected securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Terms of the Securities

Issuer:	Wells Fargo Finance LLC.
Guarantor:	Wells Fargo & Company.
Market Measures:

The Market Measures (each referred to as an “Underlier,” and collectively as the “Underliers”), Bloomberg ticker symbols, starting values, call threshold values and downside threshold values are set forth in the table below. The MSCI Emerging Markets IndexSM is sometimes referred to herein as the “Index.” The Global X U.S. Infrastructure Development ETF is sometimes referred to herein as the “Fund.”

Market Measure

Bloomberg Ticker Symbol

Starting Value(1)

Call Threshold Value(2)

Downside Threshold Value(3)

MSCI Emerging Markets IndexSM

MXEF

1,708.91

1,452.5735

1,196.237

Global X U.S. Infrastructure Development ETF

PAVE

$53.88

$45.798

$37.716

(1) With respect to each Underlier, its closing value on the pricing date.

(2) With respect to each Underlier, 85% of its starting value.

(3) With respect to each Underlier, 70% of its starting value.

Pricing Date:	October 2, 2026.
Issue Date:	October 7, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the closing value of the lowest performing Underlier on any call date is greater than or equal to its call threshold value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Underlier on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of either Underlier beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:

The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of approximately 12.00% per annum.

Call Date

Call Premium

Payment per Security upon an Automatic Call

October 7, 2027

12.00%

$1,120.00

October 9, 2028

24.00%

$1,240.00

October 8, 2029

36.00%

$1,360.00

October 2, 2030

48.00%

$1,480.00

We refer to October 2, 2030 as the “final calculation day.”

The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.

Call Settlement Date:

Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Stated Maturity Date:	October 7, 2030, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

●if the ending value of the lowest performing Underlier on the final calculation day is less than its call threshold value, but greater than or equal to its downside threshold value: $1,000; or

●if the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Underlier on the final calculation day

If the securities are not automatically called and the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will have full downside exposure to the decrease in the value of the lowest performing Underlier on the final calculation day from its starting value and will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Lowest Performing Underlier:	For any call date, the “lowest performing Underlier” will be the Underlier with the lowest performance factor on that call date.
Performance Factor:	With respect to an Underlier on any call date, its closing value on such call date divided by its starting value (expressed as a percentage).
Closing Value:

With respect to the Index, closing value has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

With respect to the Fund, closing value has the meaning assigned to “fund closing price” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement. The closing value of the Fund is subject to adjustment through the adjustment factor as described in the accompanying product supplement.

Ending Value:	The “ending value” of an Underlier will be its closing value on the final calculation day.
Market Disruption Events and Postponement Provisions:

Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call dates, the call settlement dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date (including the final calculation day) is a “calculation day,” and each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” with respect to the Index, and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events,” with respect to the Fund, in the accompanying product supplement.

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. In addition, in respect of certain securities sold in this offering, the agent may pay a structuring fee of up to $6.50 per security to selected securities dealers.

In addition, the agent will pay a fee to one or more electronic platforms for providing certain electronic platform services with respect to this offering, where selected dealers implement or utilize such providers.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001HRQ6

PRS-4

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with product supplement No. 1 dated February 13, 2026, market measure supplement No. 1 dated February 13, 2026, the prospectus supplement dated February 13, 2026 and the prospectus dated February 13, 2026 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, market measure supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009729/wffprincipal-424b2_021326.htm

• Market Measure Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009710/wffseriesb-424b2_021326.htm

• Prospectus Supplement dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/1738143/000183988226009700/seriesb-424b2_021326.htm

• Prospectus dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009692/standalone-424b2_021326.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Estimated Value of the Securities

The original offering price of each security includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities. This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

■ believe that the closing value of the lowest performing Underlier will be greater than or equal to its call threshold value on one of the call dates;

■ seek the potential for a fixed return if the closing value of the lowest performing Underlier on any call date is greater than or equal to its call threshold value in lieu of full participation in any potential appreciation of the lowest performing Underlier;

◼ are willing to accept the risk that, if the closing value of the lowest performing Underlier on each call date is less than its call threshold value, they will not receive any positive return on their investment in the securities;

◼ are willing to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, they will be fully exposed to the decrease in the value of the lowest performing Underlier on the final calculation day from its starting value and will lose a significant portion, and possibly all, of the face amount per security at maturity;

■ understand that the term of the securities may be reduced, and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

■ understand that the return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each call date and that they will not benefit in any way from the performance of the better performing Underlier;

■ understand that the securities are riskier than alternative investments linked to only one of the Underliers or linked to a basket composed of each Underlier;

■ understand and are willing to accept the full downside risks of each Underlier;

■ are willing to forgo interest payments on the securities and dividends on the shares of the Fund and the securities included in or held by either Underlier; and

■ are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

■ seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

■ require full payment of the face amount of the securities at stated maturity;

■ believe that the closing value of the lowest performing Underlier on each call date will be less than its call threshold value;

■ seek a security with a fixed term;

■ are unwilling to accept the risk that, if the closing value of the lowest performing Underlier on each call date is less than its call threshold value, they will not receive any positive return on the securities;

■ are unwilling to accept the risk that the securities may not be automatically called and the ending value of the lowest performing Underlier on the final calculation day may be less than its downside threshold value, in which case they will lose a significant portion, and possibly all, of the face amount per security at maturity;

■ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

■ seek current income over the term of the securities;

■ are unwilling to accept the risk of exposure to the Underliers;

■ seek exposure to a basket composed of each Underlier or a similar investment in which the overall return is based on a blend of the performances of the Underliers, rather than solely on the lowest performing Underlier;

■ seek exposure to the upside performance of either or each Underlier beyond the applicable call premiums;

■ are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company; or

■ prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underliers, please see the sections titled “The MSCI Emerging Markets IndexSM” and “The Global X U.S. Infrastructure Development ETF” below.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will be determined based on the closing value of the lowest performing Underlier on the applicable call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-9

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Ending Value Of The Lowest Performing Underlier On The Final Calculation Day Is Less Than Its Downside Threshold Value, You Will Lose A Significant Portion, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the closing value of the lowest performing Underlier on each call date is less than its call threshold value, the securities will not be automatically called, and you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Underlier on the final calculation day. If the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, the maturity payment amount will be less than the face amount. Under these circumstances, you will have full downside exposure to the decrease in the value of the lowest performing Underlier on the final calculation day from its starting value, and you will lose 1% of the face amount for every 1% that the ending value of the lowest performing Underlier on the final calculation day is less than its starting value. As a result, if the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will lose a significant portion, and possibly all, of the face amount per security at maturity. This is the case even if the value of the lowest performing Underlier on the final calculation day is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

If the securities are not automatically called, your return on the securities will be zero or negative, and therefore will be less than the return you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same stated maturity date.

The Potential Return On The Securities Is Limited To The Call Premium.

The potential return on the securities is limited to the applicable call premium, regardless of the performance of the lowest performing Underlier on the applicable call date. The lowest performing Underlier on the applicable call date may appreciate by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Underlier. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

The Securities Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Either Underlier Performs Poorly, Even If The Other Underlier Performs Favorably.

 You are subject to the full risks of each Underlier. If either Underlier performs poorly, you will be negatively affected, even if the other Underlier performs favorably. The securities are not linked to a basket composed of the Underliers, where the better performance of one Underlier could offset the poor performance of the other Underlier. Instead, you are subject to the full risks of whichever Underlier is the lowest performing Underlier on each call date. As a result, the securities are riskier than an alternative investment linked to only one of the Underliers or linked to a basket composed of each Underlier. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlier.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlier That Is The Lowest Performing Underlier On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlier.

 Your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each call date. Although it is necessary for each Underlier to close at or above its respective call threshold value on the relevant call date in order for the securities to be automatically called for the applicable call premium and at or above its respective downside threshold value on the final calculation day in order for you to not lose a portion of the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlier. The securities may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the better performing Underlier would be blended with the performance of the lowest performing Underlier, resulting in a better return than the return of the lowest performing Underlier alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Underliers.

 It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underliers to perform poorly; the

PRS-10

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

performance of the better performing Underlier is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underliers will be over the term of the securities. To the extent the Underliers represent different equity markets, such equity markets may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities.  However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities.  You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

Higher Call Premiums Are Associated With Greater Risk.

 The securities offer the potential to receive a call premium that reflects a per annum rate that is higher than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that the securities will not be automatically called and the risk that you may lose a substantial portion, and possibly all, of the face amount per security at maturity. The volatility of the Underliers and the correlation between the Underliers are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underliers or lower expected correlation between the Underliers as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Underlier will be less than its call threshold value on each call date such that the securities will not be automatically called for the applicable call premium, and that the closing value of at least one Underlier will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount per security at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that the securities will not be automatically called and that you will lose a substantial portion, and possibly all, of the face amount per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called early, the term of the securities may be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations” as well as “Risk Factors— General Risk Factors Relating To All Securities—The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear” and “United States Federal Tax Considerations” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

The final calculation day will be postponed if the originally scheduled final calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the final calculation day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day— Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To An Investment In Wells Fargo Finance LLC’s Debt Securities, Including The Securities

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue the shares of the Fund or any securities included in or held by either Underlier for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Conveys, Transfers Or Leases All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different

PRS-12

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underliers; interest rates; volatility of the Underliers; correlation between the Underliers; time remaining to maturity; dividend yields on the securities included in or held by either Underlier; and currency exchange rates. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, the return will not be greater than the applicable call premium. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of either or both of the Underliers. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underliers may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underliers

Whether The Securities Will Be Automatically Called And The Maturity Payment Amount Will Depend Upon The Performance Of The Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underliers. Investing in the securities is not equivalent to investing in the Fund or the securities included in the Index. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the shares of the Fund or the securities included in the Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those shares or securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Fund or the securities included in the Index would have.

●Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Securities.

●Changes That Affect The Underliers Or The Fund Underlying Index May Adversely Affect The Value Of The Securities, Whether The Securities Will Be Automatically Called And The Maturity Payment Amount.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Or Held By Either Underlier.

●We And Our Affiliates Have No Affiliation With The Index Sponsor, The Fund Sponsor Or The Fund Underlying Index Sponsor  And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Risks Associated With The Fund.

●Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

The Securities Are Subject To Risks Relating To Non-U.S. Securities Markets With Respect To The MSCI Emerging Markets IndexSM.

The equity securities composing the MSCI Emerging Markets IndexSM are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Securities Are Subject To Risks Relating To Emerging Markets With Respect To The MSCI Emerging Markets IndexSM.

The equity securities composing the MSCI Emerging Markets IndexSM have been issued by companies in countries based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

The Securities Are Subject To Currency Exchange Rate Risk With Respect To The MSCI Emerging Markets IndexSM.

The MSCI Emerging Markets IndexSM is composed of non-U.S. equity securities denominated in a non-U.S. currency and the prices of those securities are converted into U.S. dollars for purposes of calculating the value of the MSCI Emerging Markets IndexSM. Therefore, investors in the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities included in the MSCI Emerging Markets IndexSM trade. An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities included in the MSCI Emerging Markets IndexSM strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the dollar strengthens against the currencies of the non-U.S. equity securities included in the MSCI Emerging Markets IndexSM, the value of the MSCI Emerging Markets IndexSM will be adversely affected and any amounts payable on the securities may be reduced.

The Equity Securities Composing The Global X U.S. Infrastructure Development ETF Are Concentrated In The U.S. Infrastructure Development And Industrial Sectors.

All or substantially all of the equity securities composing the Global X U.S. Infrastructure Development ETF are issued by companies whose primary line of business is directly associated with the U.S. infrastructure development and industrial sectors, including companies involved in construction, engineering, production of raw materials, production and distribution of heavy construction equipment and industrial transportation. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of issuers. Infrastructure development companies are subject to risks including the general state of the economy, competition, industry consolidation, domestic and international politics and excess capacity. In addition, infrastructure development companies may also be significantly affected by overall capital spending levels (including both private and public sector spending), economic cycles, technical obsolescence, delays in modernization, labor relations and government relations. Some infrastructure development companies may rely heavily on local, state or national government contracts, and are therefore subject to higher degrees of political risk and could be negatively impacted by changes in government policies or a deterioration in government balance sheets in the future. The customers and/or suppliers of infrastructure development companies may be concentrated in a particular country, region or industry. Any adverse event affecting one of these countries, regions or industries could have a negative impact on infrastructure development companies.

Additionally, the Global X U.S. Infrastructure Development ETF is concentrated in the industrial sector. Companies in the industrial sector are subject to fluctuations in supply and demand for their specific product or service. The products of manufacturing companies may face product obsolescence due to rapid technological developments. Government regulation, world events and economic conditions affect the performance of companies in the industrial sector. Companies also may be adversely affected by environmental damage and product liability claims. Companies in the industrial sector face increased risk from trade agreements between countries that develop these technologies and countries in which customers of these technologies are based. Lack of resolution or potential imposition of trade tariffs may hinder the companies’ ability to successfully deploy their inventories.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Risks Relating To Conflicts Of Interest

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●  The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, WFS may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Index— Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index,” with respect to the Index, and “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” with respect to the Fund, in the accompanying product supplement. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

●  The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation.

●  Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underliers.

●  Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in or held by either Underlier may adversely affect the values of the Underliers.

● Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting value, call threshold value or downside threshold value of any Underlier. The hypothetical starting value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value of either Underlier. The actual starting value, call threshold value and downside threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premiums:	Call Date Call Premium 1st call date 12.00% 2nd call date 24.00% 3rd call date 36.00% 4th call date 48.00%
Hypothetical Starting Value:	For each Underlier, 100.00
Hypothetical Call Threshold Value:	For each Underlier, 85.00 (85% of its hypothetical starting value)
Hypothetical Downside Threshold Value:	For each Underlier, 70.00 (70% of its hypothetical starting value)

Hypothetical Payout Profile

First Call Date
Second Call Date
Third Call Date
Final Call Date
Maturity Payment Amount
Hypothetical Underlier Return of the Lowest Performing Underlier
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
Final Call Date (Call Premium: 48.00%)
Third Call Date (Call Premium: 36.00%)
Second Call Date (Call Premium: 24.00%)
First Call Date (Call Premium: 12.00%)
30% contingent downside
-30%
-15%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Hypothetical Percentage Change in the Closing Value of the Lowest Performing Underlier from Pricing Date to Applicable Observation Date

PRS-16

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,120.00	12.00%
2nd call date	$1,240.00	24.00%
3rd call date	$1,360.00	36.00%
4th call date	$1,480.00	48.00%

If the securities are not automatically called:

Hypothetical ending value of the lowest performing Underlier on the final calculation day	Hypothetical performance factor of the lowest performing Underlier on the final calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
84.00	84.00%	$1,000.00	0.00%
80.00	80.00%	$1,000.00	0.00%
70.00	70.00%	$1,000.00	0.00%
69.00	69.00%	$690.00	-31.00%
60.00	60.00%	$600.00	-40.00%
50.00	50.00%	$500.00	-50.00%
40.00	40.00%	$400.00	-60.00%
20.00	20.00%	$200.00	-80.00%
0.00	0.00%	$0.00	-100.00%

(1) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The closing value of the lowest performing Underlier on the first call date is greater than its call threshold value, and the securities are automatically called on the first call date:

	MSCI Emerging Markets IndexSM	Global X U.S. Infrastructure Development ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical closing value on first call date:	130.00	$150.00
Hypothetical call threshold value:	85.00	$85.00
Performance factor on first call date:	130.00%	150.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the first call date.

In this example, the MSCI Emerging Markets IndexSM has the lowest performance factor on the first call date and is, therefore, the lowest performing Underlier on the first call date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing value of the lowest performing Underlier on the first call date is greater than its hypothetical call threshold value, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 12.00% of the face amount. Even though the lowest performing Underlier appreciated by 30.00% from its starting value to its closing value on the first call date in this example, your return is limited to the call premium of 12.00% that is applicable to that call date.

On the call settlement date, you would receive $1,120.00 per security.

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing value of the lowest performing Underlier on the final calculation day is greater than its call threshold value, and the securities are automatically called on the final calculation day:

	MSCI Emerging Markets IndexSM	Global X U.S. Infrastructure Development ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical closing value on call dates prior to the final calculation day:	Various (all above call threshold value)	Various (all below call threshold value)
Hypothetical closing value on final calculation day (i.e., the ending value):	120.00	$95.00
Hypothetical call threshold value:	85.00	$85.00
Performance factor on final calculation day:	120.00%	95.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Global X U.S. Infrastructure Development ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing value of the lowest performing Underlier on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical call threshold value, the securities are not automatically called prior to the final calculation day. Because the hypothetical closing value of the lowest performing Underlier on the final calculation day is greater than its hypothetical call threshold value, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 48.00% of the face amount.

On the call settlement date (which is the stated maturity date), you would receive $1,480.00 per security.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Example 3. The securities are not automatically called. The ending value of the lowest performing Underlier on the final calculation day is less than its call threshold value, but greater than its downside threshold value and the maturity payment amount is equal to the face amount:

	MSCI Emerging Markets IndexSM	Global X U.S. Infrastructure Development ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical closing value on each call date prior to the final calculation day:	Various (all below call threshold value)	Various (all below call threshold value)
Hypothetical ending value:	110.00	$80.00
Hypothetical call threshold value:	85.00	$85.00
Hypothetical downside threshold value:	70.00	$70.00
Performance factor on final calculation day:	110.00%	80.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Global X U.S. Infrastructure Development ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Because the hypothetical closing value of the lowest performing Underlier on each call date (including the final calculation day) is less than its hypothetical call threshold value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical call threshold value but greater than or equal to its hypothetical downside threshold value, you would receive the face amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value and the maturity payment amount is less than the face amount:

	MSCI Emerging Markets IndexSM	Global X U.S. Infrastructure Development ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical closing value on each call date prior to the final calculation day:	Various (all below call threshold value)	Various (all below call threshold value)
Hypothetical ending value:	50.00	$120.00
Hypothetical call threshold value:	85.00	$85.00
Hypothetical downside threshold value:	70.00	$70.00
Performance factor on final calculation day:	50.00%	120.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day. In this example, the MSCI Emerging Markets IndexSM has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Because the hypothetical closing value of the lowest performing Underlier on each call date (including the final calculation day) is less than its hypothetical call threshold value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical downside threshold value, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:

$1,000 × performance factor of the lowest performing Underlier on the final calculation day

= $1,000 × 50.00%

= $500.00

On the stated maturity date, you would receive $500.00 per security. As this example illustrates, if either Underlier depreciates below its downside threshold value on the final calculation day, you will incur a loss on the securities at maturity, even if the other Underlier has appreciated or has not declined below its respective downside threshold value.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

The MSCI Emerging Markets IndexSM

The MSCI Emerging Markets IndexSM is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in the global emerging markets. For more information about the MSCI Emerging Markets IndexSM, see “Description of Equity Indices—The MSCI Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the MSCI Emerging Markets IndexSM in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the MSCI Emerging Markets IndexSM for the period from January 4, 2021 to October 2, 2026. The closing level on October 2, 2026 was 1,708.91. The historical performance of the MSCI Emerging Markets IndexSM should not be taken as an indication of its future performance during the term of the securities.

MSCI Emerging Markets Index^{SM} Daily Closing Levels
Daily Closing Level
2000
1800
1600
1400
1200
1000
800
600
400
200
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_________

The MSCI Emerging Markets IndexSM is the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI Emerging Markets IndexSM are service marks of MSCI or its affiliates and have been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us). The securities are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating the MSCI Emerging Markets IndexSM.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

The Global X U.S. Infrastructure Development ETF

The Global X U.S. Infrastructure Development ETF is issued by Global X Funds® (“Global X Funds”), a registered investment company. The Global X U.S. Infrastructure Development ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Indxx U.S. Infrastructure Development Index. The Indxx U.S. Infrastructure Development Index is a modified market capitalization-weighted index designed to measure the performance of U.S. listed companies that provide exposure to U.S. infrastructure development. The Global X U.S. Infrastructure Development ETF’s SEC file numbers are 333-151713 and 811-22209. The Global X U.S. Infrastructure Development ETF is listed on the Cboe BZX under the ticker symbol “PAVE.” For more information about the Indxx U.S. Infrastructure Development Index, see “—The Indxx U.S. Infrastructure Development Index” below.

The Indxx U.S. Infrastructure Development Index

We obtained all information contained in this pricing supplement regarding the Indxx U.S. Infrastructure Development Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Indxx, LLC (“Indxx”), the index sponsor of the Indxx U.S. Infrastructure Development Index. The Indxx U.S. Infrastructure Development Index is an index calculated, published and disseminated by Indxx. Indxx has no obligation to continue to publish, and may discontinue publication of, the Indxx U.S. Infrastructure Development Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Indxx U.S. Infrastructure Development Index in connection with the offer and sale of the securities.

In addition, information about the Indxx U.S. Infrastructure Development Index may be obtained from other sources including, but not limited to, the Indxx U.S. Infrastructure Development Index sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Indxx U.S. Infrastructure Development Index is accurate or complete.

The Indxx U.S. Infrastructure Development Index is reported by Bloomberg under the ticker symbol “IPAVE.”

General

The Indxx U.S. Infrastructure Development Index is designed to measure the performance of companies that provide exposure to infrastructure development in the United States, including companies involved in the construction and engineering of infrastructure projects, the production of infrastructure raw materials, composites and products, producers/distributors of heavy construction equipment and companies engaged in the transportation of infrastructure materials (collectively, “U.S. Infrastructure Development Companies”), as defined by Indxx. The Indxx U.S. Infrastructure Development Index is a modified market capitalization-weighted index and is calculated on a total return basis.

Index Construction

Initial Universe

To be eligible for inclusion in the Indxx U.S. Infrastructure Development Index, securities must first be eligible for inclusion in the “Initial Universe.” To be eligible for inclusion in the Initial Universe, securities must (i) have their primary listing in the United States, (ii) have a minimum total market capitalization of $300 million, (iii) have a minimum average daily turnover for the last six months greater than $1 million and (iv) have traded on 90% of the eligible trading days in the last six months. For securities with a trading history of less than six months due to a recent initial public offering (“IPO”), in the case of “Significant IPOs” (as defined by Indxx), the securities must have been listed for at least 10 calendar days prior to the Selection Day (as defined below) for the Indxx U.S. Infrastructure Development Index’s semi-annual reconstitution/ rebalancing process and must have an average daily turnover greater than or equal to $1 million since the IPO launch date, and in the case of other IPOs, the securities must have been listed at least three months prior to the Selection Day and must have traded on 90% of the eligible trading days for the past three months. An IPO is a “Significant IPO” if its company-level total market capitalization is greater than the company-level total market capitalization of at least 50% of the ongoing constituents as of the previous Selection Day.

Additional Eligibility Criteria

Securities in the Initial Universe must also meet the following criteria to be eligible for inclusion in the Indxx U.S. Infrastructure Development Index:

1.Free Float. All constituents of the Indxx U.S. Infrastructure Development Index must have a minimum free float equivalent to 10% of shares outstanding.

2.Maximum Price. Securities trading at a price of $10,000 or above are ineligible for inclusion in the Indxx U.S. Infrastructure Development Index. This rule does not apply to existing constituents of the Indxx U.S. Infrastructure Development Index.

3.Security Type. The following security type is eligible for inclusion: common stock.

Selection Process of U.S. Infrastructure Development Companies

PRS-21

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

From the eligible securities, Indxx identifies “U.S. Infrastructure Development Companies” by applying a proprietary analysis to identify industries and business segments that are expected to provide the most exposure to increased investment in U.S. infrastructure. The industries identified through this approach are subject to change. As of December 2016, Indxx has defined U.S. infrastructure development as comprising the following themes:

1.Construction & Engineering Services. Companies that provide engineering, design, maintenance and construction services for large-scale infrastructure projects such as energy generation/distribution, water/wastewater, telecommunications, transportation (roads, bridges, tunnels, rail), airports and seaports.

2.Raw Materials and Composites. Companies that produce and supply raw and composite materials (steel, copper, nickel, tin, aluminum, concrete, asphalt, cement and specialty chemicals) that are utilized in the construction and development of infrastructure projects.

3.Products and Equipment. Companies that sell or rent heavy construction equipment, cranes, electric and fiber optic cables, pipes, pumps, smart meters and other products or equipment utilized in large-scale infrastructure projects.

4.Industrial Transportation. Companies that transport infrastructure raw materials and equipment.

Eligible companies are selected for the “Selection List” for the Indxx U.S. Infrastructure Development Index based on Indxx Thematic Industry Classification System (“ITICS”) classifications which are relevant to the above themes. Only companies that derive a significant portion of their revenues from the above industries or that have stated their primary business to be in products and services focused on the above industries are eligible for inclusion in the Indxx U.S. Infrastructure Development Index. Additionally, only companies that generate greater than 50% of their revenues from the U.S. as of the Selection Day are eligible for inclusion in the Indxx U.S. Infrastructure Development Index.

Final Composition

From the Selection List, the top 100 infrastructure development companies by market capitalization will form the final Indxx U.S. Infrastructure Development Index. If fewer than 100 companies qualify for inclusion in the Indxx U.S. Infrastructure Development Index, all of the qualifying companies will comprise the Indxx U.S. Infrastructure Development Index.

Buffer Rules

To reduce portfolio turnover, the following buffer rules apply for existing constituents of the Indxx U.S. Infrastructure Development Index:

1.Market Capitalization. An existing constituent that does not meet the market capitalization criteria at a reconstitution will continue to be included in the Indxx U.S. Infrastructure Development Index if its market capitalization is greater than or equal to 80% of the previously defined market capitalization minimum, provided it meets all other selection criteria.

2.Liquidity. An existing constituent that does not meet the liquidity criteria at a reconstitution will continue to be included in the Indxx U.S. Infrastructure Development Index if its six-month average daily turnover is greater than or equal to 70% of the previously defined liquidity minimum, provided it meets all other selection criteria.

3.Continued Representation in the Indxx U.S. Infrastructure Development Index. Additionally, an existing constituent will continue to be included in the Indxx U.S. Infrastructure Development Index if it is ranked in the top 120 companies by market capitalization, even if it is not ranked in the top 100 constituents.

4.U.S. Revenue Exposure. An existing constituent will continue to be included in the Indxx U.S. Infrastructure Development Index if it generates greater than 40% of its revenue from the U.S. as of the Selection Day.

Index Weighting

The Indxx U.S. Infrastructure Development Index applies a modified market capitalization-weighting approach at the time of reconstitution, applying a single security weight cap of 3% and a minimum weight floor of 0.3%. Any constituent which has a weight of 3% or more is allocated 3%, and any constituent which has a weight of 0.3% or less is allocated 0.3%. The balance of the weight is distributed proportionately among the remaining constituents while retaining the 3% and 0.3% weight limits. Security-level market capitalization is considered for calculating weights.

Index Calculation

The value of the Indxx U.S. Infrastructure Development Index on a business day is determined by a fraction, the numerator of which is the aggregate of the market price of each constituent times the number of index shares of that constituent as of that business day, and the denominator of which is the divisor (as described below). In addition, ordinary cash dividends paid on constituents will be reinvested in the Indxx U.S. Infrastructure Development Index, by adjusting the divisor on the ex-dividend date.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

The divisor is calculated using a fraction, the numerator of which is the divisor on the previous business day multiplied by the value of the Indxx U.S. Infrastructure Development Index on the previous business day plus or minus the difference between the closing market capitalization of the Indxx U.S. Infrastructure Development Index on the previous business day and the adjusted opening market capitalization of the Indxx U.S. Infrastructure Development Index on the business day for which the divisor is being calculated, and the denominator of which is the value of the Indxx U.S. Infrastructure Development Index on the previous business day. The divisor is adjusted on the ex-date of a corporate action. The adjustment is completed in such a way that the value of the Indxx U.S. Infrastructure Development Index remains unchanged.

Reconstitution, Rebalancing and Reviews

The Indxx U.S. Infrastructure Development Index follows a semi-annual reconstitution and rebalancing schedule. The new portfolio becomes effective at the close of the last trading day of January and July each year (the “Effective Day”). The selection of constituents and portfolio creation process start at the close of the nearest Friday falling at least one month before the Effective Day (the “Selection Day”). The Selection List is created based on the data as of the Selection Day. Weights are calculated prior to the Effective Day, and index shares are frozen using the weights as of that calculation date. To capture IPOs and changes in the structure of a company’s business due to corporate actions, the composition of the Indxx U.S. Infrastructure Development Index is reviewed on a semi-annual basis.

Corporate Actions

Corporate actions (such as stock splits, special dividends, spin-offs and rights offerings) are applied to the Indxx U.S. Infrastructure Development Index on the ex-date or earlier as decided by the index committee.

Index Governance

The index committee is responsible for setting policy, determining index composition and administering the Indxx U.S. Infrastructure Development Index in accordance with the index methodology. The index committee reserves the right to use qualitative judgment to include, exclude, adjust or postpone the inclusion of a stock. Continued index membership of a constituent is not necessarily subject to the guidelines provided in the Indxx U.S. Infrastructure Development Index methodology. A stock may be considered for exclusion by the index committee on the basis of corporate governance, accounting policies, lack of transparency and lack of representation, despite meeting all the criteria provided in the Indxx U.S. Infrastructure Development Index methodology. Additions and deletions of constituents due to various corporate actions in the middle of the year will be decided by the index committee.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Historical Information

We obtained the closing prices of the Global X U.S. Infrastructure Development ETF in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the Global X U.S. Infrastructure Development ETF for the period from January 4, 2021 to October 2, 2026. The closing price on October 2, 2026 was $53.88. The historical performance of the Global X U.S. Infrastructure Development ETF should not be taken as an indication of its future performance during the term of the securities.

Global X U.S. Infrastructure Development ETF
Daily Closing Prices
Daily Closing Price
70
60
50
40
30
20
10
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_________

“Global X” is a registered trademark of Global X Management Company LLC (“Global X Management”). The securities are not sponsored, endorsed, sold or promoted by Global X Funds or Global X Management. Neither Global X Funds nor Global X Management makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither Global X Funds nor Global X Management will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo Finance LLC’s or Wells Fargo & Company’s use of information about the Global X U.S. Infrastructure Development ETF.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you. Moreover, as discussed in the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation or a passive foreign investment company. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder (as defined in the accompanying product supplement) in the case of a passive foreign investment company, or to a Non-U.S. Holder (as defined in the accompanying product supplement) in the case of a U.S. real property holding corporation. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, it is reasonable to treat a security as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes, as more fully described in “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts that are Open Transactions” in the accompanying product supplement.

By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. Assuming this treatment is respected, subject to the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended, (“Code”) discussed below, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year and short-term capital gain or loss otherwise. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.

Even if the treatment of the securities as prepaid derivative contracts is respected, there is a risk that your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code (“Section 1260”). In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. You should review the sections entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities, including how the “net underlying long-term capital gain” should be computed if Section 1260 does apply. You should consult your tax advisor regarding the potential application of the “constructive ownership” rules.

Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities, the potential application of the “constructive ownership” rules under Section 1260 and potential changes in applicable law.

Non-U.S. Holders. If you are a non-U.S. Holder, please also read the section entitled “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each, an “Underlying Security”). An IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2029, that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m). A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the MSCI Emerging Markets IndexSM and the Global X U.S. Infrastructure Development ETF due October 7, 2030

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Wells Fargo Finance LLC and Wells Fargo & Company, when the securities offered by this pricing supplement have been issued by Wells Fargo Finance LLC pursuant to the indenture, the trustee has made, in accordance with the instructions of Wells Fargo Finance LLC, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”) identifying such securities as supplemental obligations thereunder, and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Wells Fargo Finance LLC and the related guarantee will constitute a valid and binding obligation of Wells Fargo & Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii)(x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Wells Fargo & Company’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Wells Fargo & Company or Wells Fargo Finance LLC, the indenture, the master note and the securities (the indenture, the master note and the securities referred to collectively as the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated January 22, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by Wells Fargo & Company on January 22, 2026.

PRS-26